  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2018
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001- 37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 795-6558

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01     Entry into a Material Definitive Agreement

On June 1, 2018, Obalon Therapeutics, Inc. (the “Company”) amended its office lease agreement (as amended, the “Lease”) with Gildred Development Company, DBA Ocean Point (“Lessor”) for the purpose of extending the term of the current lease on its corporate headquarters and leasing an additional 2,700 square feet of space in an adjacent building.

This amendment will extend the expiration of the term of the Company’s lease from March 31, 2019 to March 31, 2022. The total payments associated with the Lease will be approximately $1.9 million over the Lease term. Beginning June 15, 2018, the Company’s total square feet of leased space will increase from 17,500 to 20,200 and the base rent will increase from $30,643 per month to $35,773 per month relating to the additional leased space. The Company’s base rent will then periodically increase to a maximum of $39,024 per month beginning June 2021. The Lease does not include any right or option to extend the term after its expiration.

Under the Lease, the Company is also responsible for paying common area operating expenses of $3,030 per month in addition to the base rent. The Lease also includes a tenant improvement allowance not to exceed $121,200 to be used for repairs and maintenance and any other improvements mutually agreed upon by the Company and Lessor.

The foregoing is a summary description of certain terms of the amendment to the Company’s office lease agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

     (d) Exhibits

Description
10.1	Fourth Amendment to Lease dated May 31, 2018 between Gildred Development Company, DBA Ocean Point and Obalon Therapeutics Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: June 5, 2018	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer

EXHIBIT INDEX

Description
10.1	Fourth Amendment to Lease dated May 31, 2018 between Gildred Development Company, DBA Ocean Point and Obalon Therapeutics Inc.